Exhibit 10.29

Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) is the type that the company treats as private or confidential.

FORWARD FLOW DEBT SALE AGREEMENT

This Forward Flow Debt Sale Agreement (“Agreement”) is made this 26th day of September, 2022, (“Effective Date”) by and between First National Bank of Omaha, a national banking association having its principal office at 1620 Dodge Street, Omaha, Nebraska 68197 (“Seller”), and Distressed Asset Portfolio III, LLC, having a principal place of business at 10625 Techwoods Circle, Cincinnati, OH 45242 (“Buyer”).

WHEREAS Seller desires to sell certain loans representing credit card Receivables and Buyer desires to purchase such loans;

WHEREAS, Seller and Buyer have reached an agreement relating to the sale and purchase of the Receivables under the terms, provisions, conditions and limitations set forth herein;

NOW, THEREFORE, in consideration of the promises and the covenants hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

ARTICLE 1: DEFINITIONS

1.1           Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Accounts” means the consumer credit card obligations that Seller has charged off in accordance with its then current operating procedures which are identified in each Receivables Data File and purchased by Buyer pursuant to this Agreement.

“Account Documents” means any documents or information relating to an Account and reasonably necessary for the collection of the related Receivable, including but not limited to, the cardmember agreement and periodic statements.

“Affiliate” means, with respect to any Person, a Person that controls, is controlled by, or is under common control with that Person.

“Affidavit” means the form identified as such in Exhibit E and attached hereto and incorporated herein by this reference.

“Applicable Law” means all applicable federal, state and local laws, rules and regulations, regulatory guidance or order of any court or governmental body including, without limitation, the Bankruptcy Code (Title 11 of the United States Code), state debt collection and licensing laws, the federal Fair Debt Collection Practices Act, the federal Consumer Credit Protection Act, the federal Fair Credit Reporting Act, the federal Telephone Consumer Protection Act, the federal Servicemembers Civil Relief Act, all federal or state securities laws, rules or requirements, all state and federal privacy laws, and all state and federal laws prohibiting unfair, deceptive, or abusive acts or practices.

“Bill of Sale” means the form identified as such and attached hereto as Exhibit B and incorporated herein by reference.

“Business Day” means any day other than a Saturday, a Sunday, a federal holiday or a day on which national banks located in Omaha, Nebraska, are required or authorized by law or regulatory order to close pursuant to 12 U.S.C. § 95.

“Certificate of Conformity” means the form identified as such and attached hereto as Exhibit F and incorporated herein by this reference.

“Closing Date” means the date identified on each Closing Statement on which the transactions contemplated by this Agreement will be consummated.

“Closing Statement” means the form identified as such and attached hereto as Exhibit C and incorporated herein by reference.

“Cut-Off Date” means the date identified in the Cut-Off Date, Delivery Date and Closing Date Schedule for each Pool.

“Cut-Off Date, Delivery Date and Closing Date Schedule” means the form identified as such and attached hereto as Exhibit A and incorporated herein by reference.

“Debtor” means the primary natural person who is obligated on or in respect of an Account or, if there are multiple persons obligated on or in respect of an Account, all such persons individually and collectively.

“Delivery Date” means the date each Receivables Data File will be delivered to Buyer for each Pool as identified in the Cut-Off Date, Delivery Date and Closing Date Schedule.

“Forward Flow Term” means the periodic sale and purchase of Receivables while this Agreement is in effect commencing with the initial Closing Date set forth in the Cut-Off Date, Delivery Date and Closing Date Schedule and continuing monthly thereafter, subject to the terms and conditions of Exhibit A, until the final Closing Date set forth in the Cut-Off Date, Delivery Date and Closing Date Schedule.

“Material Adverse Effect” means a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of either party which materially impairs its ability to perform its obligations under the Agreement or the ability of the other party to enforce such obligations.

“Outstanding Balance” means the outstanding principal balance under an Account along with all related accrued fees and charges as of the Cut-Off Date.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Pool” means a set of Accounts and related Receivables to be sold pursuant to this Agreement that were charged-off on or before the applicable Cut-Off Date. Each Pool shall consist of [**********].

“Purchase Price” means an amount determined by [**********].

“Purchase Price [****]” means [**********].

“Receivables” means the debt owed on the Accounts, including the full principal balance and the interest accrued on each Account as of the Cut-Off Date.

“Receivables Data File” means the information concerning the Accounts and Receivables identified in the files provided to Buyer in the format shown on Exhibit D to this Agreement.

“Records” means oral and written information about Seller or Buyer and their respective businesses and customers, including Debtors, and this Agreement (including the Purchase Price).

“Subcontractors” mean all agents, third-party debt collectors, transferees permitted under Article 6 and other Persons used by the Buyer for collection of the Receivables.

“Unqualified Accounts” means Accounts which, as of the applicable Closing Date, are classified as one of the following: (a) the Debtor has filed for bankruptcy protection (as determined by the Clerk of the Bankruptcy Court stamp, credit reports, or BANKO); (b) the Debtor is deceased (as determined by the date of death); (c) created as a result of fraud, forgery or Seller’s mistake, such that all the purported Debtors have no liability for such accounts; (d) prior settlement, paid, or otherwise previously satisfied; (e) the Debtor invokes the stay provisions of the Servicemembers Civil Relief Act (50 USC §3901 et. seq.) prior to the applicable Closing Date and such stay provisions remain in effect as of the date of such determination; (f) Debtor has initiated litigation against Seller, any prior owner or credit card issuer with respect to the obligations under the Account; or (g) cannot be validated via the Account Documents provided by Seller.

1.2           Rules of Construction. Capitalized terms used in the Agreement and not defined in this Agreement are generally defined in the context of their first use in the Agreement. Any reference to an “Article” or “Section” of the Agreement includes all of the enumerated sections, sub-sections, and sub-paragraphs in the referenced section, unless only a particular section, sub-section or sub-paragraph is specified. A reference to the singular form of a term includes the plural form of that term and vice versa.

ARTICLE 2: PURCHASE AND SALE OF RECEIVABLES

2.1           Purchase and Sale. Seller owns Accounts upon which debt is owed by Debtors. During the Forward Flow Term, and subject to the terms and conditions of Exhibit A, Seller agrees to sell to Buyer, and Buyer agrees to buy from Seller, all right, title and interest to Pools under the terms and conditions set forth in this Agreement. Seller, at its sole discretion, shall randomly select the Receivables to be included in each Pool. On each Closing Date, Buyer hereby agrees to purchase, accept and take delivery from Seller and Seller hereby agrees to sell, convey, assign, transfer and deliver to Buyer all of its right, title and interest in and to the applicable monthly Pool, including, but not limited to, the right to receive payment of the Outstanding Balances with respect to the Accounts. Buyer shall purchase all of the Receivables which are identified by Seller in the Receivables Data File for the applicable Pool.

2.2           Payment. On each Closing Date, Buyer shall remit to Seller an amount equal to the aggregate Purchase Price for each respective Pool by wire transfer to the bank designated by Seller in accordance with the Closing Statement forwarded to Buyer on or before the Closing Date. Title to the Accounts and Receivables shall pass to Buyer upon Buyer’s payment of the Purchase Price in full.

2.3           Bill of Sale. Within three Business Days after each Closing Date, Seller shall deliver to Buyer an executed Bill of Sale with respect to each Pool sold on such Closing Date. The foregoing notwithstanding, Buyer acknowledges and agrees that the failure of Seller to execute and deliver a Bill of Sale shall not constitute a default or breach by Seller of its obligations hereunder unless Seller fails to deliver such Bill of Sale within ten Business Days after a written request by Buyer therefor.

2.4           Receivables Data File. Seller shall prepare and transmit the Receivables Data File to Buyer on or before the Delivery Date. The Receivables Data File that Seller provides to Buyer shall serve as notification of the Receivables that Buyer shall purchase.

2.5           [Intentionally Omitted].

2.6           Reporting Requirements. Buyer shall be solely responsible for, and shall fully comply with, any reporting requirements and filings required by Applicable Law relating to the Pool that arise on or subsequent to the applicable Closing Date.

2.7           Taxes. Neither of the parties is aware of any state or federal sales, transfer or similar taxes that would be applicable to this Agreement.

2.8           Resale of Receivables. Buyer is purchasing the Receivables for its own account, for investment purposes and not with a view to the distribution thereof. Buyer shall not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Receivables (or solicit any offers to buy, purchase, or otherwise acquire any of the Receivables) or any direct or indirect interests therein; provided, however, that Buyer may sell or assign Receivables to one or more of the Affiliates identified in Exhibit H and, provided further, that nothing in this Section 2.8 shall apply to a sale or assignment to such Affiliate. Notwithstanding the foregoing, Buyer may assign or pledge, as security, its rights in the Receivables and its rights under this Agreement to the financial institution(s) which may be providing financing to the Buyer.

2.9           Receivables Not Securities. Buyer acknowledges and agrees that: (a) the purchase of the Receivables pursuant to this Agreement does not involve, nor is it intended in any way to constitute, the purchase of a “security” within the meaning of any Applicable Law; and (b) it is not contemplated that any filing will be made with the Securities and Exchange Commission or pursuant to the laws of any state or jurisdiction.

2.10         Repurchase of Unqualified Accounts. Seller will repurchase from Buyer any Unqualified Accounts and related Receivables at [**********] during the [*****] day period following [*****]. If Buyer wants Seller to repurchase such Unqualified Accounts, then Buyer must notify Seller in writing of any Unqualified Accounts requiring repurchase in a single notification which must be received by Seller within the [*****] day period immediately following the applicable [*****]. The notification from Buyer must specify the Unqualified Accounts and state the reason for disqualification. Seller will repurchase such Unqualified Accounts and related Receivables within [*****] days after receiving written notification from Buyer.

2.11         Forwarding of Payments. Seller shall forward to Buyer [*********] payments received by Seller from Debtors on Accounts on or after the applicable Cut-Off Date with respect to any Receivable purchased by Buyer. Buyer agrees to credit Debtor’s Account the full amount of any payment received by Seller. Seller will forward funds within [**********], for payment received the prior month. Buyer shall make every reasonable attempt to notify Debtors of the correct address to send payments in all such cases.

2.12         Forwarding of Correspondence. Seller shall use commercially reasonable efforts to identify and forward to Buyer, on a monthly basis, all written correspondence received by Seller that is relevant to Buyer’s recovery or ownership of the Receivables purchased by Buyer.

2.13         Accredited Investor. Buyer is an “accredited investor” (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended) by reason of its business and financial experience. Buyer has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating both the information made available with respect to the Receivables and the merits and risks of the prospective purchase, is able to bear the economic risk of such purchase, is able to bear the risk that Buyer may be required to hold the Receivables for an indefinite period of time and is able to afford a complete loss of the Purchase Price for the Receivables.

2.14         Due Diligence. Buyer has been afforded the opportunity: (a) to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Seller concerning the terms and conditions of the offering of the Receivables and the merits and risks of buying the Receivables; and (b) to obtain such additional information that Seller possesses or can acquire.

2.15         Conditions Precedent to Buyer’s Obligations. The following shall be conditions precedent to Buyer’s obligation to purchase the Receivables on each Closing Date: (a) as of such Closing Date, the representations and warranties of Seller set forth in this Agreement, including, but not limited to Section 3.1, are true and correct in all material respects; (b) on or prior to such Closing Date, Seller has complied in all material respects with each of its material covenants and agreements set forth in this Agreement; (c) the consummation of such purchase and sale will not violate any Applicable Law; and (d) as of such Closing Date, any approvals, consents or other actions by, and any notices to or filings with, any governmental authority, or any other Person required for the consummation of such purchase and sale have been obtained or made.

2.16         Conditions Precedent to Seller’s Obligations. The following shall be conditions precedent to Seller’s obligation to sell the Receivables on each Closing Date: (a) as of such Closing Date, the representations and warranties of Buyer set forth in this Agreement, including, but not limited to Section 3.2 and Article 4, are true and correct in all material respects; (b) on or prior to such Closing Date, Buyer has complied in all material respects with each of its material covenants and agreements set forth in this Agreement; (c) the consummation of such purchase and sale will not violate any Applicable Law; and (d) as of such Closing Date, any approvals, consents or other actions by, and any notices to or filings with, any governmental authority, or any other Person required for the consummation of such purchase and sale have been obtained or made.

ARTICLE 3: REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1           Representations and Warranties of Seller. As of each Closing Date, Seller hereby makes the following representations and warranties solely to Buyer and not to any other Person:

(a)            Organization and Authorization. Seller is a national banking association, duly organized, validly existing and in good standing under the laws of the United States, and, to the best of its knowledge, at all relevant times, had all necessary power and authority to originate and sell the Accounts and related Receivables. The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby are within its powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(b)            No Conflict. The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby do not violate, conflict with or result in a breach or default under the charter or bylaws of Seller, any Applicable Law applicable to Seller or any agreement or other document to which Seller is a party or by which it or any of its property is bound.

(c)            Consents. No authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is or will be required to be obtained or made by Seller for the due execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby that has not been obtained or made by Seller.

(d)            No Violation of Law. The consummation of the purchase and sale of the Accounts and related Receivables in accordance with this Agreement will not violate any Applicable Law that applies to Seller.

(e)            Title to the Receivables. Seller is the lawful owner of the Accounts and related Receivables. For the avoidance of doubt (and notwithstanding anything otherwise provided herein), the parties hereto acknowledge and agree that neither this nor any other representation or warranty of Seller shall be considered untrue or breached, solely because: (i) such Receivable is not enforceable in accordance with its terms; (ii) any security interest relating to such Receivable is not valid, perfected or enforceable; (iii) the statute of limitations applicable to the Receivable has expired; (iv) Seller is unable to produce documents related to such Receivable; or (v) Buyer is prevented from recovering the Receivables under Article 4.

(f)            Accuracy of Information. All of the information contained in the Receivables Data File is, to Seller’s knowledge after reasonable inquiry, true, complete, accurate, and not misleading in any material respect as of the applicable Closing Date. Further, all of the information contained in Account Documents delivered by Seller to Buyer, as of the date of delivery thereof, (i) constitutes Seller’s own business records regarding the Receivables, and (ii) to Seller’s knowledge after reasonable inquiry, accurately reflects in all material respects the information about the Receivables then in Seller’s possession.

(g)            No Brokers or Finders. Other than National Loan Exchange, Inc., Seller has not employed any investment banker, broker or finder in connection with the transaction contemplated hereby who might be entitled to a fee or commission upon consummation of the transaction contemplated in this Agreement. .

(h)            No Proceeding. There is no litigation or administrative proceeding before any court or governmental body presently pending or, to the knowledge of Seller, threatened against Seller which would have a Material Adverse Effect on Seller, prohibit Seller from completing the transactions contemplated by this Agreement or prohibit Seller from performing its obligations under this Agreement, or materially affect Buyer’s ability to collect on the Receivables in the normal course of its business.

(i)            No Material Omissions. Seller has not omitted any material information relating to the Receivables of which Seller has actual knowledge, which omission would materially adversely affect Buyer’s ability to collect on the Receivables in the normal course of business.

(j)            Unqualified Accounts. Legally Uncollectable Accounts. Seller has used commercially reasonable efforts to remove all Unqualified Accounts from the Receivables Data File. Seller, to the best of its knowledge, has not included any known legally uncollectable Receivables in the Receivables Data File.

(k)            No Material Changes. The Receivables Data File has not been materially altered or changed from the due diligence file previously provided by Seller, other than to (i) reduce unpaid balances to reflect payments made by Debtors prior to the Cut-Off Date or (ii) remove Unqualified Accounts.

(l)            Compliance with Law. Each of the Receivables has been originated, serviced, and maintained by Seller prior to the applicable Closing Date in compliance with all federal and state laws, rules, and regulations affecting the validity of the underlying debt comprising the Receivable and the enforceability of such debt against the Debtor, including, without limitation, if applicable, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, and the Fair Credit Billing Act. At all relevant times prior to the applicable Closing Date, each of Seller’s agents, if any, had the licenses required for it to collect, or attempt to collect, the Receivables, and Seller does not have knowledge that an agent violated the Fair Debt Collection Practices Act or an applicable state law equivalent during the course of collecting a Receivable.

(m)           No Post Charge-Off Accruals. The Outstanding Balances of the Accounts being sold to Buyer do not include any interest, fees, expenses or other charges incurred or assessed after each Account’s applicable charge-off date listed in the Receivables Data File.

(n)            Form 1099-C. Neither Seller nor any servicing agent of Seller (nor any of their respective representatives) has sent or filed any Form 1099-C in connection with any Receivable.

(o)            Credit Bureau Reporting. Unless previously submitted by Seller prior to the applicable Closing Date, promptly after such Closing Date, Seller will submit requests to all credit bureaus to which Seller reports to remove Seller’s trade line for each Receivable transferred by Seller to Buyer hereunder, and Seller shall otherwise cease reporting any information to such credit bureaus regarding such Receivables.

(p)            Third Parties. If requested by Buyer, Seller will use commercially reasonable efforts to secure the assistance and cooperation of third parties, if any, that originally issued the account comprising, or attempted to collect the debt with respect to, any Receivables prior to the applicable Closing Date to provide information Buyer reasonably requires to secure the payment of, or enforce the obligations with respect to, the related Receivables.

(q)            Right to Cure Notice: Seller has complied with all applicable state laws regarding consumer right to cure notices including, without limitation, Wis. Stats. §§ 425.014-425.015 including, without limitation, timely providing Debtor with a notice of the Debtor’s right to cure default, and will provide Buyer with a copy of each such notice within 30 days after Buyer’s request therefor.

(r)            Sale Notification Letter:

(i)	Seller shall, not later than thirty (30) days following the applicable Closing Date, provide a Sale Notification Letter materially similar to Exhibit I to each Debtor, notifying each Debtor of the transfer of their respective Account(s) from Seller to Buyer, and instruct such Debtors to direct all future inquiries and payments to Buyer. Seller shall promptly notify Buyer of any returned Sale Notification Letter initially mailed to an address in the State of New York (a “Non-Deliverable NY Addressee”); and, if requested by Buyer following Buyer providing to Seller a second address for any such Non-Deliverable NY Addressee, Seller will attempt a second delivery of a Sale Notification Letter to such addressee at such new address and, if returned a second time, Seller will promptly notify Buyer of such returned Sale Notification Letter.

(ii)	Seller shall provide Buyer with copies of all notices set forth in within thirty (30) days of mailing such notices.

(s)            UCC Filings. Buyer may prepare and file any UCC financing statement or continuation statement as Buyer shall deem necessary or appropriate, subject to Seller’s prior written approval of each such financing statement as to form and content. The parties agree that the UCC financing statements shall be for notice purposes only and create no security interest in the assets, property, or interests of Seller.

(t)            Future Advances. Each Account is closed and there is no requirement for future advances of credit or other performance by Seller.

(u)            Disputes. Seller has responded to or validated any Debtor dispute known to Seller prior to the applicable Closing Date with respect to any Account.

For the avoidance of doubt (and notwithstanding anything otherwise provided herein), the parties hereto acknowledge and agree that none of the representations or warranties of Seller set forth in this Section 3.1 shall be considered untrue or breached solely because: (i) a Receivable is not enforceable in accordance with its terms; (ii) any security interest relating to a Receivable is not valid, perfected or enforceable; (iii) the statute of limitations applicable to a Receivable has expired; (iv) Seller is unable to produce documents related to a Receivable; or (v) Buyer is prevented from recovering a Receivable under Article 4.

3.2           Representations and Warranties of Buyer. As of each Closing Date, Buyer hereby makes the following representations and warranties to Seller:

(a)            Organization and Authorization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Buyer has been in continuous operation for at least five years, and all of its Affiliates, principals, executive officers, directors, members, managers, and partners, as applicable, are in good standing. In each jurisdiction in which the conduct of its business requires, Buyer is duly qualified to do business, is in good standing, and has all necessary licenses, registrations, approvals, and authorizations, including, without limitation, all necessary debt collector, collection agency, loan servicer, and similar licenses, registrations, approvals, and authorizations. Buyer is financially sound, not under undue financial duress, and has sufficient liquidity to make purchases under this Agreement. The execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby are within its powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

(b)            No Conflict. The execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby do not and will not violate, conflict with or result in a breach or default under its certificate of incorporation or its bylaws, any Applicable Law applicable to Buyer, or any agreement or other document to which Buyer is a party or by which it or any of its members or property is bound.

(c)            Consents. No authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is or will be required to be obtained or made by Buyer of the due execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby.

(d)            No Violation of Law. The consummation of the purchase and sale of the Receivables in accordance with this Agreement will not violate any Applicable Law that applies to Buyer.

(e)            No Reliance. Buyer is purchasing the Receivables solely on the basis of its own judgment. Buyer is not acting in reliance on any representation, warranty or information provided by Seller except to the extent expressly set forth herein.

(f)            No Broker or Finders. Buyer has not employed any investment banker, broker or finder in connection with the transaction contemplated hereby who might be entitled to a fee or commission upon consummation of the transaction contemplated in this Agreement.

(g)            No Proceeding. There is no litigation or administrative proceeding before any court or governmental body presently pending or, to the knowledge of Buyer, threatened against Buyer or any of Buyer’s Affiliates, principals, executive officers, directors, members, managers, or partners, which would have a Material Adverse Effect on Buyer. Buyer has furnished to Seller any and all information requested by Seller relating to past or ongoing litigation, administrative proceedings, enforcement actions, settlements, consent orders, investigations, or examinations involving Buyer or any of its Affiliates, principals, executive officers, directors, members, managers, or partners which may have a Material Adverse Effect on Buyer. Buyer has also furnished, and will furnish, to Seller information requested by Seller relating to when and how often Buyer uses litigation to collect debt.

ARTICLE 4: CONDUCT OF BUSINESS AFTER PURCHASE

4.1           Compliance with Law. Buyer shall comply with Applicable Law in the collection of Receivables and communications with Debtors and ensure that Subcontractors comply with Applicable Law in the collection of Receivables and communications with Debtors.

4.2           Statute of Limitations. Without limiting the generality of Section 4.1, prior to attempting to collect or, to the extent permitted under Article 6, transferring any Receivable, Buyer shall determine whether the statute of limitations relating to all causes of action on the debt represented by such Receivable has expired. If so, Buyer shall adhere (and ensure that any Subcontractors shall adhere) to the following requirements when collecting such Receivable: (a) Notify the Debtor to the extent required by and in accordance with Applicable Law that the statute of limitations on the debt represented by such Receivable has expired; (b) Notify the Debtor to the extent required by and in accordance with Applicable Law that the Debtor has no legal obligation to pay the debt represented by such Receivable; (c) Not file any action, whether in a formal legal proceeding, administrative proceeding, or otherwise, in an effort to collect the debt represented by such Receivable; and (d) Not make a threat of litigation or imply legal action will be taken in any communication with the Debtor.

4.3           Collections. Irrespective of whether the statute of limitations on the debt represented by any Receivable has expired, Buyer shall [**********].

4.4           Credit   Reporting   Agencies.   Buyer   acknowledges   that   Seller   will [**********].

4.5           Use of Information Related to Debtors; Information Security Standards; and Due Diligence. (a) Buyer shall use any information with respect to the Receivables or Debtors only as required to collect the Receivables and only in accordance with Applicable Law and Seller’s privacy disclosures to Debtors, a copy of which shall be provided to Buyer on or before each Closing Date. Without limiting the foregoing, Buyer agrees that it shall not market to Debtors including, but not limited to, any marketing related to credit cards or credit account balance transfer programs and Buyer further agrees that it shall not market any information related to Debtors, including, but not limited to, the names or addresses of Debtors.

(b)            Buyer represents, warrants, and covenants that Buyer: (i) has in place and follows a comprehensive written information and data security program which includes appropriate administrative, technical and physical safeguards to (1) protect the security, confidentiality and integrity of information relating to Debtors in accordance with Applicable Law, (2) ensure against any anticipated threats or hazards to the security or integrity of information relating to Debtors, (3) protect against unauthorized access to or use of information relating to Debtors that could result in substantial harm or inconvenience to any Debtor, and (4) properly dispose of information related to Debtors; (ii) has implemented tools and processes to prevent: (1) the transmission of attacks on Seller via the network connections between Buyer and Seller; and (2) unauthorized access to Seller’s systems via Buyer’s networks and access codes; (iii) shall maintain and reasonably monitor, evaluate, and adjust its information and data security program in response to relevant changes in technology or internal and external threats to security and will provide Seller, upon request, summary information relating to any material changes in its information and data security program affecting information about Debtors, including, but not limited to, the outsourcing of any material information security functions.

(c)            Buyer agrees to maintain a current SSAE 16 SOC2 audit and provide such audit to Seller upon request. Buyer agrees to provide Seller (including its internal and external auditors and governmental authorities) with reasonable access to its facilities, books and records and personnel in order to conduct an examination to verify performance by Buyer of its obligations with respect to information about Debtors. In the event that Seller’s audit reveals any vulnerabilities or issues relating to information security, Buyer shall remediate such vulnerabilities and issues to Seller’s reasonable satisfaction within an industry acceptable time frame, but no longer than thirty (30) days after notice to Buyer. If Buyer is unable to remediate such vulnerabilities or issues, Seller may terminate this Agreement upon 60 days’ written notice without penalty, in addition to any other remedies that may be available to Seller. Buyer further agrees to cooperate in Seller’s monitoring of Buyer’s compliance with the obligations contained in this Section as reasonably requested by Seller, including, without limitation, by providing Seller with an opportunity to review and obtain copies of relevant audits, test results, reports, penetration test results, regulatory or governmental audits or reports, and similar materials that Buyer might prepare or have prepared for it from time to time.

(d)            Buyer represents, warrants, and covenants: (i) that all of Buyer’s responses to the Responsibilities Acknowledgment, Standard Information Gathering questionnaire (or similar questionnaire acceptable to Seller) provided by Buyer to Seller prior to the Effective Date are true and correct as of the execution of this Agreement; and (ii) that all such responses shall continue to be true and correct during the Term of this Agreement, and that Buyer shall have an ongoing duty to update such information if there are any substantive changes in addition to providing an updated copy of the foregoing upon request by Seller. Such responses and updates shall be provided within a reasonable period of time, and in any case no later than sixty (60) days after the request for such information from Seller.

(e)            If Buyer is permitted to transfer Receivables to a transferee under Article 6, or otherwise discloses information relating to Debtors to a Subcontractor as authorized herein, Buyer shall be responsible for the acts and omissions of such transferee or Subcontractor as if such acts and omissions were made by Buyer. Additionally, Buyer shall ensure that any such transferee or Subcontractor signs a written contract including strict restrictions on transfer or disclosure, requirements that information relating to Debtors be used only for the specific purpose for which it was disclosed (which purpose must be in connection with Buyer’s permitted uses hereunder) and data security provisions corresponding to those herein.

4.6           Actions Regarding Debtors. [**********].

4.7           Seller as Witness. In the event Buyer subpoenas any officer or employee of Seller to appear at any trial, hearing or deposition relating to a legal action instituted  by  Buyer  to  recover,  enforce  or  collect  a  Receivable, [**********].

4.8           Legal Notices Received After Closing Date. Each party to this Agreement shall promptly notify the other party of any claim, legal proceeding or legal or regulatory action related to the Receivables which is received on or after the applicable Closing Date and involves or implicates the other party.

4.9           Account Documents. (a) Within [*******] days after each Closing Date [**********], Seller shall provide to Buyer with respect to the related Account of the Receivables purchased by Buyer [**********]. Within [**********] days after the applicable Closing Date, and [**********] Seller shall [**********]. Upon request, and  [**********], Seller  shall  provide  to  Buyer [**********].

(b)            **********

4.10         **********.

4.11         **********.

4.12         **********.

4.13         **********.

ARTICLE 5: USE OF NAMES

Buyer shall use only Buyer’s own name when taking action in respect of Receivables. Buyer shall not state, represent or imply that Buyer is connected in any manner with, or acting for or on behalf of, Seller or Seller’s Affiliates. Buyer shall not (a) use the marks or names of, or otherwise refer to Seller or Seller’s Affiliates, including the marks or names of the establishments at which the Account generating the Receivable was used; or (b) use any names or marks similar to the names or marks of Seller or Seller’s Affiliates. The foregoing notwithstanding, however, Buyer may use Seller’s names solely for the purpose of and to the extent required in identifying Seller as the seller of the Receivable at issue to Buyer, (i) in communications with Debtors, (ii) in a document filed in connection with a lawsuit (but not, however, in the case caption, unless required by Applicable Law), and (iii) in response to complaints, inquiries, investigations, or other communications from a regulatory agency or the Better Business Bureau; provided, however, that Buyer shall not state or represent in any way that it is taking action for or on behalf of Seller or any of Seller’s Affiliates.

ARTICLE 6: RESTRICTIONS ON TRANSFER

6.1           Buyer shall not assign, delegate, encumber, transfer or convey its rights or obligations under this Agreement, or assign, delegate, encumber, transfer or convey its rights or obligations in respect of any Receivable without the prior written consent of Seller; provided, however, that Buyer may transfer Receivables to one or more of its Affiliates identified in Exhibit H hereto. Buyer shall provide to Seller any updated information in the event of a change in the name, street and mailing address, and telephone number of any Affiliate identified in Exhibit H not less than thirty (30) cays prior to the effective date of such change.

6.2           Buyer may assign, pledge, or transfer the Receivables for collateral security purposes to a bona fide lender providing financing to acquire the Receivables or for purposes of securitizing the assets of Buyer or its Affiliates, with the transfer of Receivables to such lender in the event that lender exercises its remedies as a secured party to take possession of the Receivables. At Buyer’s request, Seller shall enter into a Collateral Assignment of Purchase Documents or similar agreement with respect to such pledge or security interest in a form to be provided by Buyer.

ARTICLE 7: **********

7.1           **********.

7.2           **********.

7.3           **********.

ARTICLE 8: **********

8.1           **********.

8.2           Rating. **********.

8.3           **********.

ARTICLE 9: CONFIDENTIALITY

Records are a valuable and proprietary asset of each party. Seller and Buyer (and each of their respective employees, agents and Subcontractors) shall treat the Records of the other party as strictly confidential and, except as expressly authorized hereunder, will not disclose such Records to any Person or use such Records other than in accordance with this Agreement. Each party hereto may disclose Records of the other party to its employees who have a need to know such Records for its performance under this Agreement. Each party hereto will use reasonable efforts to ensure that its employees maintain the confidentiality of the Records of the other party. Further, Buyer may disclose such Records to a Subcontractor provided Buyer is responsible for Subcontractor’s compliance with the terms of this Confidentiality provision with respect to such Records. Each party may disclose the Records of the other party to the extent compelled or required to do so by a subpoena or other legal process provided, however, that to the extent not prohibited by Applicable Law, such party will notify the other party promptly after receiving such subpoena or becoming subject to such legal process. This Article shall not apply to any information that at the time of disclosure or thereafter is generally available to the public (other than as a result of a disclosure in breach of this Agreement by Buyer’s employee or Seller’s employees or Subcontractors).

ARTICLE 10: MISCELLANEOUS

10.1         Termination.

(a)            This Agreement may be terminated by either party by giving the other party at least ninety (90) days prior written notice; provided, however, that the parties shall not exercise such right to termination until after the purchase and sale of the first three (3) Pools, as more fully set forth in Exhibit A hereto. For clarification, the parties intend that (1) the notice period shall allow for no more than three Closing Dates after notice is given and (2) no termination under this Section 10.1 shall affect any Pool for which the Closing Date has already occurred.

(b)            If either party materially breaches this Agreement, the non-breaching party may send notice of the breach to the breaching party who shall then have thirty (30) days to cure the breach and, if such breach is not cured within that thirty (30) day period, the non-breaching party may terminate this Agreement upon thirty (30) days prior written notice to the breaching party.

(c)            This Agreement also includes provisions for other rights of Buyer and Seller (including, but not limited to, repurchase rights, document request rights, and indemnification), which expire on the dates expressly set forth in this Agreement. In the event that the purchase and sale obligations under this Agreement are terminated, whether by expiration of the stated term or by early termination, all other obligations under this Agreement shall survive such expiration or early termination, and shall continue until the expiration of the applicable time periods stated in this Agreement.

10.2         Notices. All notices and other communications required or permitted to be given to or made under this Agreement shall be in writing and shall be personally delivered or sent by a nationally recognized carrier of overnight mail to the person and address below. A party hereto may change the person or address to which notice shall be sent by giving written notice of such change to the other party pursuant to this Section.

If to Buyer: Distressed Asset Portfolio III, LLC 10625 Techwoods Circle Cincinnati, Ohio 45242 Attention: General Counsel	If to Seller: First National Bank of Omaha 1620 Dodge Street, Stop Code 3297 Omaha, Nebraska 68197 Attention: Legal

10.3         Assignment. Buyer may not assign this Agreement except in accordance with Article 6.

10.4         Expenses. Except as otherwise expressly provided in this Agreement, Buyer and Seller will each bear their own out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

10.5         Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with regard to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement. The parties make no representations or warranties to each other, except as specifically set forth in this Agreement. All prior representations and statements made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement.

10.6         Amendment. This Agreement may be amended only in a writing signed by both parties that specifically refers to this Agreement.

10.7         Governing Law. This Agreement shall be governed by the laws of the State of Nebraska without regard to its internal conflict of laws provisions. The parties agree that any legal actions regarding this Agreement or the Receivables shall be brought in the state or federal courts of Nebraska and each of the parties’ consents to the jurisdiction of such courts and waives any objection to venue.

10.8         Severability. If any provision herein is otherwise held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. The parties agree to replace any invalid or unenforceable provision with a valid and enforceable provision that most closely approximates the intent and economic effect of the invalid or unenforceable provision.

10.9         Waivers. No waiver of any single breach or default of this Agreement shall be deemed a waiver of any other breach or default of this Agreement. All rights and remedies, either under this Agreement or by law or otherwise afforded to a party, will be cumulative and not alternative.

10.10       Survival. The following Sections and Articles shall survive the termination of this Agreement: 2.5 through 2.14, 3, 4, 5, 6, 7, 9 and 10.

10.11       Headings. Paragraph headings are for reference only and will not affect the interpretation or meaning of any provision of this Agreement.

10.12       Counterparts. This Agreement may be signed in one or more counterparts, all of which taken together will be deemed one original.

10.13       Retained Claims. Buyer and Seller agree that the sale of the Accounts and related Receivables pursuant to this Agreement shall exclude the transfer to Buyer of any and all claims or causes of action Seller has or may have against: (a) officers, directors, employees, insiders, accountants, attorneys, other Persons employed by Seller, underwriters or any other similar Person or Persons who have caused a loss to Seller in connection with the initiation, origination or administration of any of the Receivables; (b) any third parties involved in any alleged fraud or other misconduct relating to the Receivables; or (c) any other party from whom Seller has contracted services in respect of the Receivables.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the Effective Date.

Seller: First National Bank of Omaha		Seller: First National Bank of Omaha

Signature:	/s/ Bill Schomers	Signature:	/s/ Amy Bouchard

Name: Bill Schomers		Name: Amy Bouchard

Title: Vice President		Title: Senior Vice President, Finance

Buyer: Distressed Asset Portfolio III, LLC

Signature:	/s/ Scott Walther

Name: Scott Walther
Title: Vice President